AGREEMENT OF SALE

     THIS AGREEMENT ("Agreement") is made and entered into as of this 6th of September, 1996 ("Effective Date"), by and between RESTON LAND CORPORATION, a Delaware corporation authorized to conduct business in the Commonwealth of Virginia hereinafter called "Seller"), and CAREMATRIX OF MASSACHUSETTS, INC., a Delaware corporation authorized to conduct business in the Commonwealth of Virginia (hereinafter called "Buyer")

                               W I T N E S E T H:

     That for and in consideration of the Deposit (as hereinafter defined) and other good and valuable consideration, and of the mutual promises herein contained, the Seller agrees to sell and the Buyer agrees to buy all of that certain parcel of ground (hereinafter referred to as the "Property"), situate, lying and being in Hunter Mill District, Fairfax County, Virginia, containing a total of approximately five (5) acres for the purposes intended herein, and being a portion of Section 95, Block 1, Reston (a portion of Fairfax County Tax Map No. 17-3-1-5), which Property is outlined on Exhibit A, attached hereto and made a part hereof, and all easements and rights of way appurtenant thereto, upon the terms and conditions hereinafter set forth:

1. Purchase Price and Method of Payment.

     1.1 The purchase price for the Property shall be Two Million One Hundred Thousand and 00/100 Dollars ($2,100,000.00) ("Purchase Price"). This is a sale in gross of the Property.

     1.2 Upon execution and delivery of this Agreement, by Buyer and Seller, Buyer shall deliver to First American Title Insurance

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Company ("Title Company") cash in the amount of Fifty Thousand Dollars
($50,000.00) ("Initial Deposit"). In the event that Buyer does not elect to terminate this Agreement pursuant to Section 9.1 herein, then Buyer shall deliver to Title Company prior to expiration of the Study Period as defined in
Section 9.1 herein, cash in the amount of Fifty Thousand Dollars ($50,000.00) ("Additional Deposit"). In the event of approval by the appropriate government authorities of the special exception application regarding the Project, Buyer shall deliver to Title Company within five (5) days after the final (unappealable) disposition of the same, cash in the amount of Fifty Thousand Dollars ($50,000.00) ("Final Deposit"). Failure of the Buyer to deliver the Initial Deposit, the Additional Deposit or the Final Deposit as provided herein shall cause Buyer's rights to immediately lapse and this Agreement shall terminate and be of no further force and effect except for those duties, obligations or liabilities of Buyer which expressly survive the expiration or termination of the Agreement. The Initial Deposit; the Additional Deposit and the Final Deposit once posted are hereafter collectively referred to as the "Deposit". The Deposit shall be held in escrow by the Title Company pursuant to the terms of this Agreement and the terms of the Escrow Agreement to be entered into by the parties and acknowledged by the Title Company in the form attached hereto as Exhibit E, or in such other form as may be mutually agreed upon by Seller, Buyer and Title Company. In the event that a genuine and material dispute exists between the parties as to which party hereunder is

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entitled to a refund or receipt of the Deposit under this Agreement, Seller hereby agrees to interplead such funds to the Circuit Court of Fairfax County, Virginia for a final and binding determination as to such matter.

     1.3 At Settlement, Buyer shall pay to Seller, by cash or its equivalent, 100% of the Purchase Price for the Property less the Deposit, subject to adjustments as provided herein.

     1.4 Buyer and Seller acknowledge and agree that the Deposit is being delivered to Seller and that Seller shall have no obligation to hold such Deposit in a separate account, however, if Buyer shall be entitled to the Deposit in accordance with the terms hereof, Seller shall promptly return said Deposit to Buyer. The Deposit shall be deemed to accrue simple interest at the rate of four percent (4%) per annum to be credited to the Buyer at Settlement or shall otherwise be payable to the party entitled to the Deposit hereunder. If there is a dispute as to whether either party is entitled to the Deposit, at the request of Buyer, Seller shall deposit the Deposit with a court of competent jurisdiction until such time as the dispute is finally resolved.

2. Settlement.

     2.1 (a) Except as otherwise provided in this Agreement, Settlement shall occur on or before June 1, 1997 ("Settlement" or "Settlement Date") or such other date which is mutually agreed to in writing by Buyer and Seller.

          (b) Buyer shall have the right to extend the Settlement beyond June 1, 1997 for up to six (6) extensions of thirty (30) days in each instance, but in no event later than December 1,

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1997 by giving the Seller a written extension notice on or before five (5) days prior to the then scheduled date of Settlement. Each extension notice shall be accompanied by a payment to the Seller in the amount of Ten Thousand and 00/100 Dollars ($10,000.00) in cash or check ("Extension Fee") for each 30-day extension. Such Extension Fee shall be non-refundable if the Settlement does not occur (except in the event of Seller's default or Seller's inability to otherwise comply with its contractual obligations hereunder), but shall be credited in full against the Purchase Price if the Settlement does occur.

          (c) Buyer shall have the right to extend the Settlement beyond December 1, 1997 by giving the Seller a written extension notice on or before five (5) days prior to such scheduled date of Settlement. As consideration for such extension, the Buyer shall acknowledge that one-half of the then-existing Deposit ($105,000.00) shall be fully at risk and non-refundable to Buyer for any reason whatsoever other than Seller's default hereunder. Upon the granting of such extension of Settlement, Seller and Buyer shall enter into a written amendment of this Agreement; acknowledging the proposed and agreed to Settlement Date, which is acceptable to both parties hereto.

         2.2 Settlement shall be conducted by an attorney or title insurance company (the "Settlement Agent") at a location in the Washington, D.C., metro area selected by Buyer and reasonably acceptable to Seller. The deed, repurchase option agreement and option release (the "Release") to be executed and delivered at Settlement shall be substantially in the form as attached hereto

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as Exhibits B, C and C-l. The form of any documents to be executed at Settlement that are not attached hereto as exhibits, together with a statement of settlement charges, shall be prepared for Seller and Buyer for approval not less than five (5) business days prior to the date scheduled for Settlement. Real estate taxes and other similar charges or assessments against the Property are to be adjusted to the date of Settlement. The Seller shall bear the risk of loss or damage to the Property until the date of Settlement thereon. Possession of the Property shall be given to the Buyer at Settlement in the condition that exists as of the date hereof, subject to wear and tear and natural deterioration.

3. Settlement Costs.

     3.1 The State Grantor's tax upon the deed of conveyance and the charges for recordation of the repurchase option, if recorded, shall be at the cost of the Seller. Charges for title examination, surveys, owner's title insurance premiums, all recording taxes (other than documents necessary to clear title) and all other charges including the Settlement Agent's charge for conducting settlement shall be at the cost of the Buyer. Each party shall pay its own counsel fees.

     3.2 Real estate taxes and assessments imposed by a governmental authority ("Taxes") and any assessments by private covenant constituting a lien or charge on the Property for the then-current calendar year or other current tax period not yet due and payable shall be prorated, based on the most recent tax bill pertaining to the Property and taking into account any

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discount available based on an early payment of such Taxes, between Seller and
Buyer as of the close of the day immediately preceding settlement. If settlement occurs prior to the receipt by Seller of the tax bill for the calendar year or other applicable tax period in which settlement occurs, Buyer and Seller shall prorate Taxes for such calendar year or other applicable tax period based upon the most recent ascertainable assessed value and tax rates, final adjustment to be made as soon as reasonably possible after settlement.

     3.3 If the Property is taxed as a portion of a larger tax parcel, the Seller and Buyer agree to pay the real estate taxes covering the year of settlement (and any previous years) for the entire parcel to the taxing authorities at settlement, or, if the tax bill is not available, the parties shall estimate the real estate taxes for the larger tax parcel, based upon the most recent ascertainable assessed value and tax rates, final adjustment to be made as soon as reasonably possible after settlement, and shall execute and deliver such documentation before and after settlement as may be necessary to cause the Property to be assessed as a separate parcel. Seller shall pay the amount of the real estate taxes shown on said bill to the taxing authorities when the tax bill becomes available, and Seller shall indemnify and hold Buyer harmless against liability, cost or expense incurred by Buyer in connection with, or arising out of, Seller's failure to pay the real estate taxes in a timely manner.

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4. Title

     4.1 Within forty five (45) days after the Effective Date, Buyer shall obtain a current title commitment issued by a reputable title company (the "Title Commitment"), with copies of all underlying documents and a survey (the "Survey") of the Property. During the Study Period, as hereinafter defined, Buyer shall review title to the Property as disclosed by the Title Commitment and the Survey. Seller will cooperate with Buyer in curing any reasonable objections Buyer may have to title to the Property. Seller shall have no obligation to cure title objections, except liens of an ascertainable monetary amount which liens Seller shall cause to be released at Settlement. Buyer may terminate this Agreement and receive a refund of the Deposit and all interest accrued thereon, and the Extension Fee, if paid, if the title company revises the Title Commitment after the expiration of the Study Period to add or modify exceptions or to delete or modify the conditions to obtaining any endorsement requested by Buyer during the Study Period if any such changes render title to the Property unmarketable or materially and adversely affect the proposed development at the Property as determined by Buyer in its reasonable discretion. The term "Permitted Exceptions" shall mean the specific exceptions (exceptions that are not part of the promulgated title insurance form) in the Title Commitment that the title company has not agreed to insure over or remove from the Title Commitment and to which Buyer has not specifically objected in writing during the

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Study Period and that Seller is not required to remove as provided above, and real estate taxes not yet due and payable.

     4.2 At Settlement, as a condition to Buyer's obligation to close, the title company shall deliver to Buyer an ALTA Owner's Policy of Title Insurance ("Title Policy") issued by the title company containing the endorsements that the title company has agreed to issue, dated the date and time of the recording of the Deed in the amount of the Purchase Price, insuring Buyer as owner of good, marketable and indefeasible fee simple title to the Property, subject only to the Permitted Exceptions.

     4.3 The costs of the Title Policy shall be paid by Buyer. The cost of the Survey including any necessary revisions shall be paid by Buyer.

     4.4 Seller agrees to convey title at settlement by special warranty deed (the "Deed"), free and clear of all liens, encumbrances and encroachments and subject only to the Permitted Exceptions and the provisions of the Declaration of Covenants, Conditions and Restrictions for the Reston Town Center Industrial, dated November 14, 1989, and recorded in Deed Book 7472, page 345 et seq., of the land records of Fairfax County.

     4.5 Should Seller be unable to convey title to the Property in accordance with the provisions of this Article 4, Seller's sole liability under this Agreement shall be limited to the return to Buyer of the Deposit and all interest accrued thereon, and the Extension Fee, if paid, hereunder.

     4.6 Seller shall discharge at settlement all liens, mortgages, encumbrances and other obligations affecting title to

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the Property that can be discharged by the payment of money. Buyer agrees that the Seller may apply the purchase proceeds for such purpose.

5. Failure to Make Settlement.

     5.1 If the Buyer breaches or violates any term, covenant, or condition of this Agreement, including failure to purchase the Property for any reason other than Seller's default, failure of a condition to Buyer's obligation to close, or the exercise by Buyer of an express right of termination granted herein, Seller's sole remedy in such event shall be to terminate this Agreement and be entitled to liquidated damages in an amount equal to the Deposit. Except as set forth in the immediately preceding sentence, Seller hereby waives all other rights or remedies in the event of such default by Buyer. The parties acknowledge that Seller's actual damages in the event of a default by Buyer under this Agreement will be difficult to ascertain, and that such liquidated damages represent the parties' best estimate of such damages. As per the terms of Section 5.2 hereof, the Deposit and all interest accrued thereon, and the Extension Fee, if paid, shall promptly be returned to Buyer in the event of a Seller default hereunder or if Buyer elects to terminate this Agreement pursuant to an express right herein granted or failure of a condition. In addition, in the event Buyer fails to complete Settlement in accordance with Article 2 hereunder and this Agreement is terminated by Seller, Buyer will, upon demand by Seller, to the extent permitted by the applicable third party, assign to Seller, without representation or warranty as to the

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accuracy, validity or correctness of the contents, all studies, tests, reports plats and surveys relating to the Property, free and clear of all liens or claims for payment, which were acquired by Buyer for use in development of the Property, all at no cost to Seller.

     5.2 In the event Seller fails to perform or breaches any of its representations or warranties or the covenants or obligations to be performed by Seller under this Agreement, Buyer's sole and exclusive remedy shall be to either: (i) terminate this Agreement, in which event the Deposit shall be returned to the Buyer in accordance with the terms of this Agreement or (ii) enforce its rights of specific performance hereunder upon payment of the full Purchase Price. In no event whatsoever shall Buyer be entitled to any other damages, rights or remedies against Seller hereunder.

6. Buyer's Use of the Property.

     6.1 Buyer shall construct on the Property up to "150 Units of Assisted Living/senior Housing" with associated parking (the "Project")

     6.2 The size and configuration of the Project to be constructed by Buyer shall be subject to Seller's prior approval, which approval shall not be unreasonably withheld. Seller shall approve or disapprove the size and configuration of the Project within thirty (30) business days after Buyer shall submit same to Seller. If Seller shall fail to disapprove said size and configuration of the Project within said thirty (30) business day period, Seller shall be deemed to have approved said size and

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configuration of the Project. Otherwise, Seller shall inform Buyer as to those items of the proposed Project of which Seller disapproves.

7. Approval of Architectural Plans.

     The Buyer agrees to submit its landscape, site and architectural plans to the Town Center Design Review Board ("TCDB") for approval prior to commencement of construction, it being the intention of the parties that the exterior of the Buyer's buildings will be harmonious with the buildings in the surrounding area in design, materials and treatment. All buildings or structures shall be constructed in accordance with such plans as approved by the TCDB.

8. Project Name.

     Seller shall have the right, in its reasonable discretion, to approve all names to be used in connection with the project and/or individual building or other structures on the Property. Buyer shall obtain such approval from the Seller prior to any public use or display of the desired project or building name or prior to any submission of documents bearing such proposed name to lending institutions or governmental agencies. If the Seller does not approve of a project or building name, Seller has the right to require the removal of any sign bearing such unapproved name erected by or on behalf of the Buyer.

9. Contingencies.

     9.1 Beginning with the date of execution of this Agreement by both parties and until 5:00 p.m. on October 30, 1996, "the

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Study Period") Buyer shall have the opportunity to do the following:

          (a) Enter the Property and make any engineering and soil boring tests or any other tests or surveys relating to the Property, at Buyer's cost, provided Seller is notified in writing a minimum of forty-eight (48) hours prior to such tests or surveys. Such tests shall not interfere with Seller's current use of the Property or the adjacent areas, shall not necessitate the closing of any access route to the Property, and shall not violate any law of any governmental unit having jurisdiction over the property. Upon the completion of such tests, if any, Buyer shall restore the Property to its former condition. Buyer agrees to hold the Seller harmless from any claims of injury to person or property asserted by third parties arising out of the tests referred to above for a period of up to one (1) year after the date of Settlement or one
               (1) year after the date of termination of this Agreement, as the case may be;

          (b) Conduct such economic studies it deems appropriate regarding the feasibility of the construction and/or operation of the building contemplated

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               hereunder, to and including, but not limited to storm water management;

          (c) Verify the zoning applicable to the Property; determine if there are any further zoning or land use approvals to be obtained which are necessary for Buyer's contemplated use and development of the Property, and ascertain the size and scope of the development permitted by such zoning;

          (d) Investigate the availability of water, sewer, electricity, telephone and all other utilities to serve the Property;

          (e)  Examine title and Survey relating to the Property;

          (f) Perform environmental assessments as deemed necessary or appropriate.

     9.2 As a result of the determinations made by Buyer under paragraphs 9.1(a) through (f) above, Buyer may decide, In its sole, absolute and nonreviewable discretion, that it is not feasible, practical, or advisable to purchase the Property and construct the building contemplated hereunder, in which event Buyer may terminate this Agreement by notice in writing to Seller, provided such notice is given not later than the expiration date of the Study Period. In the event of such termination, the Deposit and all interest accrued thereon, and the Extension Fee, If paid, paid hereunder shall be returned to Buyer, and Buyer shall, upon demand by Seller, to the extent permitted by the applicable third party, assign to Seller, without representation or warranty as to the accuracy, validity

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or correctness of the content, to Seller all plats, surveys, and soil tests, which have been prepared for Buyer and which were obtained by it for use in development of the Property, free and clear of all liens or claims for payment, all at no cost to Seller.

     9.3 Should Buyer, after conducting the studies set forth in paragraph 9.1, decide to proceed under the terms of this Agreement, Buyer shall have the right throughout the term of this Agreement to enter any portion of the Property (as shown on Exhibit A) for the purpose of conducting such additional engineering and soil boring test or surveys as it deems necessary, provided Seller is notified in writing a minimum of forty-eight (48) hours prior to such tests or surveys, all at its costs. Upon completion of such tests, Buyer shall restore the Property to as close to its former condition as is reasonably practicable. Buyer agrees to hold the Seller harmless from any claims of injury to person or property asserted by third parties arising out of such tests for a period of up to one (1) year after the date of Settlement or one (1) year after the date of termination of this Agreement, as the case may be.

     9.4 Upon reasonable prior written notice delivered to Seller at any time after the Effective Date hereof, Seller shall, to the extent in Seller's possession, make available for the Buyer's review at either the Seller's or its Managing Agent's offices, all information, records and documentation concerning the ownership and condition of the Property in the possession of Seller or Seller's representatives including, plans, surveys,

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specifications, soil tests, service contracts, government permits and approvals, environmental matters, engineering reports, environmental reports, and title policies or abstracts, if any, with regard to all matters described above. The Buyer will hold in strict confidence all documents, data and information obtained from the Seller and if the Settlement does not occur, will return the same to Seller.

10. Zoning and Approvals.

     10.1 The Property is presently zoned PRC Town Center, which permits the use contemplated in this Agreement. Buyer acknowledges that, prior to approval of a site plan or issuance of a building permit, a Town Center concept plan approval will have to be obtained from the Fairfax County Planning Commission and special exception approval will have to be obtained from the Fairfax County Planning Commission and the Fairfax County Board of Supervisors. Seller, at its expense, shall make all necessary applications for such concept plan approval and special exception approval and employ all reasonable and diligent efforts to obtain same and Buyer shall cooperate with and provide such reasonable assistance as may be necessary to obtain such approvals. All costs directly associated with such application (including, but not limited to all engineering and architectural fees and costs) shall be the responsibility of Buyer; provided, however, Seller shall select and retain legal counsel of its choice and at its expense to obtain such approvals from the Fairfax County Planning Commission and the Fairfax County Board of Supervisors. During the Study Period, Buyer and Seller shall endeavor in good faith

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to develop a schedule and/or timeline pursuant to which the parties shall pursue obtaining the Approvals (as such term is defined below). Seller and Buyer covenant and agree to cooperate and communicate with each other regarding all aspects of the processing and administration of the Approvals regarding the Project.

     10.2 Buyer's obligation to consummate Settlement hereunder shall be specifically conditioned upon the approval (in form and substance acceptable to Buyer) of all zoning, land use, subdivision and environmental permits and approvals and any other applicable permit or approval as may be necessary for the Buyer's proposed acquisition, development and construction of the Project (collectively the "Approvals"). If the foregoing condition is not satisfied prior to the Settlement (as may be extended by any appeal periods relating to the Approvals or pursuant to Section 2.1(b) of this Agreement), the Buyer may elect not to purchase the Property. In such case, at Buyer's option, the Deposit and all interest accrued thereon, and the Extension Fee, if paid, shall be refunded to Buyer and neither party shall thereafter have any further obligations or liabilities under this Agreement. Notwithstanding anything set forth above to the contrary, Purchaser shall be solely responsible for all costs and expenses associated with the site plan or plans and all building permits for the Property and the Project. Purchaser covenants and agrees to pursue any and all site plans and building permits with all reasonable and diligent efforts prior to Settlement hereunder. Furthermore, notwithstanding any provision of this Agreement to

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the contrary, the Seller shall be granted the right to terminate this Agreement and all of its obligations to sell the Property to the Buyer if Buyer has not obtained a building permit for the Project from the applicable Fairfax County governmental authorities on or before December 1, 1998. Both the Buyer and Seller shall notify the other party of its respective right to terminate this Agreement in writing in accordance with the notice provisions of this Agreement. Should the Seller exercise its right to terminate this Agreement, one-half of the Deposit and all interest accrued thereon, and the Extension Fee, if paid, shall be retained by the Seller and neither party shall thereafter have any further obligations or liabilities under this Agreement.

11. Utilities.

     Sanitary sewer to serve the Property for the Project is shown on Exhibit A in brown. Water service is available for the Project in the street adjacent to the site as shown in green on Exhibit A. Buyer shall have the sole responsibility for making appropriate arrangements, including all costs associated therewith, for extending all utilities to the Property from the locations shown on Exhibit A and installing same on the Property including but not limited to sanitary and storm sewer, water, electricity and telephone service. Buyer shall be responsible for payment of all utility connection fees. Buyer shall arrange for the installation of any and all outdoor lighting on the Property.

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12. Work on Property.

     12.1 Buyer shall be responsible for the preparation, at its expense, of all necessary and required site engineering, building design, site planning and any other related work which may be necessary to obtain all permits, licenses and approvals from Fairfax County and any other government authorities in connection with the Project. Additionally, Buyer shall have the sole obligation at its cost to relocate any existing utilities on the Property.

     12.2 The Buyer agrees that all excavation and grading, disposal of surplus materials, land development, field engineering, soil erosion control, and utility work necessary for the development of its buildings will be done within the boundary line limits of the Property or within limits approved by Seller, subject to the provisions of Section 11 above. The Buyer further agrees to repair damage to adjacent areas caused by its construction activities, excluding the replacement of vegetation, shrubs or trees. The streets affording access to the Property shall be cleaned by the Buyer whenever construction activity into and out of the Property dictates that such cleaning is required. Should the Buyer fail to do so after five (5) days written notification from the Seller that such cleaning is required, then the Seller may perform such cleaning and charge the reasonable cost thereof to the Buyer.

     12.3 The Buyer agrees to landscape the appropriate areas of the Property after construction thereon is completed in conformance with its landscaping design plans, such work to

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include fine grading, shrubbery, seeding or sodding, side or lead walks and any paving required. All driveway and parking areas constructed by the Buyer shall be hard surfaced.

         12.4 All construction waste, including all tree stumps, shall be disposed of by the Buyer at its cost either at the construction site or beyond the limits of Reston.

         12.5 Buyer agrees that during the periods of grading, clearing and construction, Buyer will comply with the preservation standards set forth in Exhibit D attached hereto and made a part hereof.

         12.6 Buyer agrees to maintain that portion of the Property adjacent to the curb lines of streets. Buyer's maintenance obligations shall extend to adjacent property lying within the street right-of-way but not actually being used for street purposes. All construction debris in connection with the construction of the Project shall be removed from the site as quickly as reasonably possible by Buyer. Should the Buyer fail to do so, the Seller may, after at least five (5) business days notice to Buyer, remove such debris and charge the reasonable cost thereof to the Buyer by deducting the cost thereof from the Deposit referred to in paragraph 14.4 below. Buyer, for itself, its successors and assigns, hereby grants a license to Seller and Seller's agents to enter on the Property after Settlement for the purpose of enforcing the provisions of this paragraph.

13. Signs.

     The Buyer shall not place or erect or cause or permit to be placed or erected any exterior signs on any part of the Property

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or anywhere else within the community of Reston unless the wording, design, location and construction thereof have been approved by the Seller which approval shall not be unreasonably withheld. The Buyer agrees that all of its exterior signs, after approval by the Seller, will be maintained in a reasonable state of repair. The Buyer further agrees that any signs erected by it without the Seller's prior approval as hereinbefore provided, or not maintained in a reasonable state of repair, will be removed by the Buyer at the Seller's request or may, after ten days written notice to Buyer, be removed by the Seller at the Buyer's expense.

14. Protection of Structures. Trees and Adjacent Property.

     14.1 The Buyer agrees to protect (in a commercially reasonable manner) pavements, curbs, gutters, walks, streets, shoulders, and utility structures within the immediate vicinity of the Property from damage, and to keep pedestrian and road rights-of-way and drives clear of equipment and building materials.

     14.2 The Buyer agrees to install, prior to the start of site development on the Property, and to maintain during the entire period of construction, those protective measures outlined in Exhibit D in order to protect from damage those trees that were indicated it be saved on the site plan submitted by the Buyer to the Seller.

     14.3 The Buyer agrees to confine its construction activities to the area within the boundary lines of the Property and to adjacent areas where off-site improvements are to be constructed

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which serve the Property, and to take all necessary precautions to protect adjacent property from damage. The Buyer further agrees to take whatever precautions are reasonably necessary so as to prevent siltation and the washing away of earth from the Property in the excavation and movement of earth, and also to comply at its expense with all federal, state and county rules regarding siltation control.

     14.4 In order to assure compliance by the Buyer with paragraphs 14.1, 14.2 and 14.3, above, the Buyer shall deposit with the Seller at Settlement the sum of Five Thousand Dollars ($5,000.00) from which the Seller may deduct reasonable sums required to repair damage to pavements, curbs, gutters, walks, streets, shoulders, utility structures, and adjacent property caused by the Buyer, Its employees, invitees, contractors, or subcontractors, or to compensate the Seller for the Buyer's failure to comply with paragraph 14.2 above. Seller shall release and otherwise return such deposit to buyer upon the happening of all of the following:

          (a) Completion of Buyer's building and termination of all construction activity in connection therewith.

          (b) The release of the Buyer by the County of Fairfax under any bond or contract requiring the Seller to do site work on the Property, if any.

          (c) The stabilization and necessary repair of adjacent property to the Seller's reasonable satisfaction when damage has resulted from Buyer's construction activities.

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

     14.5 Notwithstanding the terms of Article 5 hereof or of this Article 14 to the contrary, should the damages hereunder caused by the Buyer, its employees, invitees, contractors or subcontractors exceed the amount so deposited, this
Article 14 shall not limit the Seller's right of recovery against the Buyer for such excess. In the event damage to the structures or areas set forth under paragraph 14.1 above is caused by a party other than the Buyer, its employees, invitees, contractors, or subcontractors, the Buyer may be relieved of liability hereunder by prompt notification to the Seller of the damage incurred and the identification of the responsible party.

15. Seller's Option to Repurchase.

     15.1 Buyer agrees that at Settlement it will grant to the Seller an exclusive option substantially in the form attached hereto as Exhibit C to repurchase the Property. Such option may be exercised by the Seller during the twelve (12) month period commencing thirty (30) months after the date of Settlement, unless prior to the exercising of such option, the Buyer begins construction of a building on the Property.

     15.2 The pouring of footings for Buyer's building shall be considered as the commencement of construction so as to nullify Seller's option to repurchase.

     15.3 In the event that the Seller exercises its option hereunder the purchase price shall be calculated on the basis of the original purchase price, without escalation, paid by Buyer for the Property.

     15.4 In the event that the Seller exercises its option hereunder, Settlement shall be held within thirty (30) days of the date of the exercise of the option, at a place to be selected by the Seller in the Washington, D.C., metro area. The Property repurchased shall be conveyed by special warranty deed free and clear of all liens, encumbrances, and encroachments except those specified in Article 4 above. Seller shall pay the state and local Grantee tax. Buyer shall pay the state and local Grantor tax and bear the cost of preparation of the deed.

     15.5 In the event that Seller shall fail to exercise the repurchase option in a timely manner or shall not be entitled to exercise such repurchase option as set forth herein, the Settlement Agent shall be instructed by Buyer to deliver from escrow the Release and record in the applicable recorder's office. The provisions of this Section shall survive the Closing of Settlement.

16. Sale of Property by Buyer.

     So long as the option to repurchase remains in effect for any portion of the Property under the provisions of Article 15, the Buyer shall not sell or otherwise dispose of the Property subject to such option, or any portion thereof.

17. Resubdivision.

     Prior to Settlement, the Property has or will be subdivided, at Seller's expense, as Block 1 Section 95 Reston. Any further subdivision of the Property shall be the responsibility of Buyer and at the expense of Buyer. All such Resubdivision plans and documents shall be subject to Seller's reasonable approval prior 4 to submission to Fairfax County.

18. Assignment.

     This Agreement may not be assigned by Buyer except as set forth herein. Buyer may assign this Agreement without Seller's consent to an Affiliate of Buyer, provided that the assignee shall assume the obligations hereunder of the assignment. Seller shall be permitted to freely assign its rights under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assign, heirs, and advisees of the parties. For the purpose of this paragraph, the term "Affiliate" means (a) an entity that directly or indirectly controls, is controlled by or is under common control with the Buyer or Abraham D. Gosman, Andrew D. Gosman, or Michael M. Gosman or (b) an entity created by or for the benefit of Buyer to be utilized in conjunction with a sale/leaseback of the Property and/or Project or (c) an entity at least a majority of whose economic interest is owned by Buyer or Abraham D. Gosman, Andrew D. Gosman, or Michael N. Gosman; and the term "control" means the power to direct the management of such entity through voting rights, ownership and contractual obligations.

19. Notices.

     Any notices required or permitted under this Agreement shall be in writing and delivered by telephone facsimile or in person or sent by registered or certified mail postage prepaid, return receipt requested, as follows:

     If to Buyer:     CareMatrix of Massachusetts, Inc.
                      Attn: Michael Gosman
                            Executive Vice President
                      197 First Avenue
                      Needham, Massachusetts 02194
                      Telephone: (617) 433-1000
                      Facsimile: (617) 433-1190

     With Copies to:  CareMatrix of Massachusetts, Inc.
                      Attn: James M. Clary, Esquire
                      197 First Avenue
                      Needham, Massachusetts  02194
                      Telephone: (617) 433-1000
                      Facsimile: (617) 433-1190

     If to Seller:    Reston Land Corporation
                      Attn: Mr. Gregory Hamm
                      11911 Freedom Drive
                      Reston, Virginia 22090
                      Telephone: (703) 742-6482
                      Facsimile: (703) 742-6447

     With Copies to:  Reston Land Corporation
                      Attn: David R. Schultz, Esq.
                      11911 Freedom Drive
                      Reston, Virginia 22090
                      Telephone: (703) 742-6400
                      Facsimile: (703) 742-6443

Either party may, by proper notice, designate a different address to which notice shall be sent. Notices given in accordance with these provisions shall be deemed given when delivered by telephone facsimile, when personally delivered, or when mailed.

20. Commissions.

     Except as provided in a separate agreement between Seller and Williams Property Venture d/b/a Smithy Braedon-Oncor International ("Broker") which agreement is hereby affirmatively acknowledged by Seller, this Agreement was not negotiated by a real estate agency or broker and no commission will be payable on the sale hereunder. Buyer represents and warrants that it shall pay any and all sums of fees due to Walter Drimer of Genesis Development
Group, Inc., relating to this Agreement and the transaction contemplated hereby. Buyer shall indemnify and hold harmless Seller by reason of any breach of the foregoing representation or warranty with regard to Mr. Drimer and/or Genesis Development Group, Inc. Each party hereto warrants and represents that it had employed no other brokers or real estate agencies other than Broker in the negotiations relating to this Agreement and each party shall indemnify and hold harmless the other party hereto by reason of any breach by such party of its warranty and representation under this paragraph. This Section 20 shall survive Settlement or the termination of this Agreement.

21. Storm Water Management.

     Buyer shall construct a storm water management facility on the Property which facility shall be used by Buyer to manage storm water on its Property and to accommodate some offsite storm water management from Seller's adjacent property. In consideration of such use, Buyer and Seller shall each pay their prorata share of the cost of construction of such facility, such prorata share to be calculated by dividing the total acreage to be served by the facility including the acreage of the Property by the number of acres contained in the Property. Seller shall pay for any outfall structure or connection of the storm water facility to Seller's adjacent property. At settlement, Buyer shall assume the obligation to construct and maintain such on site facility, provided, however, (I) Seller shall pay only its prorata share of the cost of maintenance as calculated above,

(ii) Buyer and Seller shall cause each of the owners of land served by the storm water management facility to enter into an agreement, on terms and conditions reasonably satisfactory to Buyer governing the repair and maintenance of such facility and (iii) Buyer and/or the owner of the land upon which the storm water management facility has been or will be constructed shall grant certain recordable easement agreements, the form and substance of which shall be agreed upon prior to settlement, to Seller for the benefit of the Seller's adjacent property so that Seller shall have access to the facility to fulfill its maintenance obligations. If requested, Buyer shall execute such documents as may be reasonably required by Fairfax County or Seller to evidence such maintenance obligations.

22. Miscellaneous.

     22.1 Seller covenants that Buyer and its agents, employees, representatives and contractors shall have uninterrupted and continuous adequate access to the Property during the pendency of this Agreement for the purpose of conducting surveys, engineering, geotechnical, and environmental inspections and tests (including intrusive inspection and sampling), and any other inspections, studies, or tests reasonably required by Buyer.

     22.2 Unless otherwise specified, In computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day Is a Saturday, Sunday or legal holiday, In which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The last day of any period of time described herein shall be deemed to end at 5 p.m. Eastern Standard Time.

     22.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

     22.4 From and after the date on which this Agreement is fully executed and until the obligations of Buyer and Seller under this Agreement have terminated, and subject to the terms of Section 18 hereof, the Seller shall not offer or negotiate another competing sale of all or any part of the Property to any third party. However, the parties recognize and agree that the Seller shall be permitted to accept or entertain offers for the Property which are backup or subordinate offers to this Agreement and the transactions contemplated hereby. In no event could such backup offer supersede the rights of Buyer hereunder unless and until Buyer is in default or otherwise terminates this Agreement. Furthermore, Seller's obligations under this Section 22.4 shall be conditioned at all times upon Buyer's exercise of due diligence pursuant to the terms hereof with respect to the processing of any and all Approvals or permitting required hereunder.

23. representations and Warranties.

     (a) representations and Warranties of Seller. Seller warrants and represents to, and covenants and agrees with, Buyer as of the date hereof (and on the Settlement Date shall reaffirm all such representations, covenants and warranties as of that date) as follows:

          (i) Seller holds the entire ownership interest in the Property and all rights appurtenant thereto, and the signature of no other party is required to convey any of such interests and rights.

          (ii) Seller is a duly organized and validly existing Delaware corporation, in good standing under the laws of Virginia, and has the legal right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms. The execution by the undersigned officer of Seller and delivery of this Agreement, and the performance by Seller of its obligations hereunder, have been duly authorized by all necessary action by and on behalf of Seller and will not conflict with, or result in a breach of, any of the terms, covenants and provisions of the articles of organization or by-laws of Seller as any of the same may have been amended, any agreement or instrument to which Seller is a party or by which it is bound, or, to the best of Seller's knowledge, any permit or any Governmental Regulation (as defined below), regulation, order, judgment, writ, injunction or decree of any court or governmental authority.

          (iii) No consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission is required for the due execution, delivery and performance of this Agreement by Seller or for the validity or enforceability thereof against Seller.

          (iv) There are no uncured notices, suits, orders, decrees or judgments relative to violations of, nor to the best of Seller's knowledge, any other violations of, (A) any easement, restrictive covenant or other matter of record affecting the Property or any part thereof, or (B) any laws, statutes, ordinances, codes, regulations, rules, orders, or other requirements of any local, state or federal authority or any other governmental entity or agency having jurisdiction over the Property or any part thereof, including, without limitation, any of the foregoing affecting zoning, subdivision, building, health, traffic, environmental, hazardous waste or flood control matters (all of the foregoing, collectively, "Governmental Regulations").

          (v) There are no other suits, actions or proceedings pending or, to the best of Seller's knowledge, threatened, against or affecting the Property or any of the transactions provided for herein before any court or administrative agency or officer, and Seller is not in default with respect to any judgment, order, writ, injunction, rule or regulation of any court or governmental agency or office to which Seller is subject in any way affecting the Property or any of the transactions provided for herein.

          (vi) There are not presently pending or, to the best of Seller's knowledge, threatened with respect to the Property (A) any special assessments, or (B) any condemnation or eminent domain proceedings.

          (vii) Seller is familiar with the provisions of Sections 897 and 1445 of the Internal Revenue Code (the "Code") and Seller is not a "foreign person" as that term is defined in Section 1445(f) (3) of the Code.

          (viii) There are no leases, subleases, licenses or other rental agreements or occupancy agreements (written or oral) which grant any possessory interest in and to any space situated on or in the Property or that otherwise give rights with regard to the use of the Property or any portion thereof.

          (ix) The amount necessary to discharge all outstanding mortgages and other monetary liens currently affecting the Property does not exceed the net amount of the Purchase Price to be received by Seller at the Closing, after deduction (if any) for the adjustments described above and payment of the broker's commission payable hereunder, and there are no restrictions affecting prepayment contained in any such mortgage(s).

          (x) The Property has adequate, direct, indefeasible legal and practical access of record for ingress from and egress to a public way.

          (xi) Seller has never generated, stored (except in material compliance with Governmental Regulations), handled or disposed of any hazardous substance, hazardous waste, hazardous materials or oil (as any of such terms are defined under applicable Governmental Regulations), and, to the best of Seller's knowledge, there has been no release of any such hazardous substance, hazardous waste, hazardous materials or oil into the environment from the Property, or in, on or under the Property.

          The foregoing representations of the Seller are true and correct in all material respects, and the foregoing warranties and agreements are in full force and effect and binding on Seller as of the Effective Date, and shall be true and correct in all material respects and in full force and effect, and shall be deemed to have been reaffirmed and restated by Seller, as of the Settlement Date. Seller's representations and warranties as to the status and condition of the Property made herein are based solely upon the actual knowledge of the asset manager currently responsible for the disposition of the Property on behalf of the Seller and neither Seller nor said employee shall be under any obligation, at any time, to independently investigate those matters about which, or relative to which, Seller has made a representation or warranty to Buyer herein.

     (b) representations and Warranties of Buyer. Buyer warrants and represents to, and covenants and agrees with, Seller as follows:

          (i) Buyer has the legal right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, and the execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder, have been or will be duly authorized by all necessary corporate action at the Settlement Date; and this Agreement and Buyer's performance hereunder will not conflict with, or result in a breach of, any of the terms, covenants and provisions of the Articles of Organization or By-Laws of Buyer, as same may have been amended or, to the best of Buyer's knowledge, or order, judgment, writ, injunction or decree of any court or any agreement or instrument to which Buyer is a party or by which it is bound.

          (ii) The officer signing this Agreement on behalf of Buyer is duly authorized to execute the same on behalf of the Buyer and Buyer shall provide a corporate resolution to such effect at the Closing.

     (c) Liability for Warranties and representations. Seller agrees to indemnify and hold Buyer harmless from and against any and all claims, losses, liabilities, damages, expenses and fees, including without limitation, reasonable attorneys' fees and expenses, incurred by Buyer as the result of the failure of any of Seller's warranties and representations contained in this
Article 23. Conversely, Buyer agrees to indemnify and hold Seller harmless from and against any and all claims, losses, liabilities, damages, expenses and fees, including without limitation, reasonable attorneys' fees and expenses, incurred by Seller as the result of the failure of any of Buyer's warranties and representations contained in this Article 23 or elsewhere in this Agreement. The provisions of this Article 23 shall survive the delivery of the Deed hereunder or the termination of this Agreement for a period of up to one (1) year after the Settlement Date.

24. Entire Agreement - General Provisions.

     This Agreement contains the entire understanding between the parties and the parties agree that no representation was made by or on behalf of the other which is not contained in this Agreement and that in entering into this Agreement neither relied upon any representation not herein contained. All provisions of this Agreement shall survive Settlement and shall not be merged in the deed of conveyance from the Seller to the Buyer. Whenever references are made to specific dates or times within which events are to occur, it is agreed that TIME IS OF THE ESSENCE. This Agreement shall be interpreted under the laws of the Commonwealth of Virginia. Paragraph headings are for convenience or reference only and shall not affect the meanings or interpretations of the sections. This Agreement shall not be binding upon Buyer or Seller until, having been executed by Buyer, his Agreement Is executed by an officer of Seller and a fully executed copy of this Agreement has been delivered to the Buyer.

                           [Signatures begin on following page.]

     IN WITNESS WHEREOF, the parties have executed this Agreement of Sale as of the day and year set forth in the first paragraph above.

WITNESS:                               RESTON LAND CORPORATION, a
                                       Delaware corporation

By: /s/ [Illegible]                    By: /s/ [Illegible]
    ------------------------------         -------------------------------
         Asst. Sec.                        Vice President

WITNESS:                               CAREMATRIX OF MASSACHUSETTS

By: /s/ [Illegible]                    By: /s/ Andrew Gosman
    ------------------------------         -------------------------------

Exhibits:
---------
Exhibit A:    Description of Property
Exhibit B:    Form of Special Warranty Deed
Exhibit C:    Form of Option Agreement
Exhibit C-1:  Form of Option Release
Exhibit D:    Preservation Standards
Exhibit E:    Form of Escrow Agreement

                                   EXHIBIT A

                            Description of Property

                                   [Attached]

                                    EXHIBIT A (Legal Description To Be Inserted)

                        [Diagram of Reston Town Center]

                                   EXHIBIT B

     THIS DEED, made this _____ day of _____________ 199, by and between RESTON LAND CORPORATION, a Delaware corporation, party of the first part ("Grantor"); and _______________ party of the second part ("Grantee").

                              W I T N E S S E T H:

     That for and in consideration of the sum of Ten Dollars ($10.00) cash in hand paid, and other good and valuable consideration, the receipt whereof is hereby acknowledged, the party of the first part does hereby grant, bargain, sell and convey unto the party of the second part, with Special Warranty of Title, all that certain parcel of land, situate and being in Fairfax County, Virginia, and being more particularly described in Exhibit "A", attached hereto, and made a part hereof, subject to the following:

     TOGETHER WITH AND SUBJECT TO the Declaration of Covenants, Conditions and Restrictions for Reston Town Center Industrial recorded in Deed Book 7472 at Page 345 et seq. among the land records of Fairfax County, Virginia, which are hereby incorporated by reference and imposed upon the real property herein being conveyed. The imposition of the aforesaid Declaration of Covenants on the land herein conveyed by this Deed and the acceptance of this Deed by Grantee shall be deemed to fully satisfy and comply with the provisions of Article VII, Section 1 of such Declaration;

     TOGETHER WITH AND SUBJECT TO all other easements, restrictions, reservations, covenants and rights-of-way of record in the chain of title to the real property being conveyed.

     IN WITNESS WHEREOF, RESTON LAND CORPORATION, a Delaware corporation, has caused these presents to be executed by its Vice

President pursuant to resolutions heretofore duly adopted by its Board of Directors.

                                       GRANTOR:

                                       RESTON LAND CORPORATION

                                       By: ____________________________
                                           Vice President

                                       GRANTEE:

                                       _____________________________a,
                                       ________________________________

                                       By:_____________________________
                                       Name: __________________________
                                       Title: _________________________

STATE OF VIRGINIA
COUNTY OF FAIRFAX, to-wit:

     I, the undersigned Notary Public in and for the State and County aforesaid, whose commission expires on the _____day of _______________ 199 do hereby certify that _______________ whose name is signed as Vice President of Reston Land Corporation to the foregoing Deed bearing date on the ____ day of _____________ 199, personally appeared before me in my County aforesaid and acknowledged the same to be the act and deed of Reston Land Corporation.

     GIVEN under my hand this ______ day of ______________ 199

                                       _________________________________
                                       Notary Public

My Commission Expires:________________

STATE OF ______________
COUNTY OF _____________, to-wit:

     I, the undersigned Notary Public in and for the State and County aforesaid, whose commission expires on the _____day of ______________ 199 do hereby certify that ____________ whose name is signed as _________________ of ________________
___________________________ to the foregoing Deed bearing date on the ____ day of ____________, 199, personally appeared before me in my County aforesaid and acknowledged the same to be the act and deed of ________________________________

     GIVEN under my hand this ______ day of ______________ 199

                                       _________________________________
                                       Notary Public

My Commission Expires:________________

                                   EXHIBIT C

     THIS OPTION AGREEMENT, made this ___ day of _________$ 199 by and between _________________, party of the first part; and RESTON LAND CORPORATION, a Delaware corporation, party of the second part;

                              W I T N E S S E T H:

     That for and in consideration of one dollar ($1.00) cash in hand paid, and other good and valuable consideration, receipt whereof is hereby acknowledged, the party of the first part does grant to Reston Land Corporation, the exclusive right and option (the "Option") to purchase all of that certain parcel of land situate, lying and being in Centreville District, Fairfax County, Virginia, and more particularly described in Exhibit "A" attached hereto and made a part hereof (hereinafter called the "Property")

     Such Option may be exercised only at any time during the one year period commencing thirty (30) months from the date hereof and ending forty two (42) months from the date hereof, unless prior to the exercise of the Option the party of the first part shall begin construction on the Property of up to 150 units of senior housing. The pouring of foundation footings for said building shall be considered the start of construction so as to nullify the Option to purchase the Property.

     The consideration for such purchase shall be the original price set forth in an Agreement of Sale (the "Agreement") between and Reston Land Corporation dated _____________ 199_, and incorporated herein by reference.

     This Option shall be exercised by Reston Land Corporation by sending written notice of such exercise to the party of the first part during the option period.

     Should Reston Land Corporation exercise its option hereunder, Settlement shall be held within thirty (30) days from the date of the exercise of the option at a place to be selected by Reston Land Corporation and satisfactory to the party of the first part. Real estate taxes and other charges and encumbrances shall be adjusted to the date of Settlement and the Property shall be conveyed by Special Warranty Deed free and clear of all liens, encumbrances and encroachments, but subject however to the following:

     (a) The Declaration of Covenants, Conditions and Restrictions for Reston Town Center Industrial recorded in Deed Book 7472 at Page 345 et seq. among the land records of Fairfax County, Virginia.

     (b) All other easements, restrictions, reservations and rights of way affecting the Property, as of the date hereof, and those which have been subsequently added with approval of the party of the second part.

     Reston Land Corporation shall pay the state and local Grantee Tax on the deed. ____________________ shall pay the state and local Grantor Tax and bear the cost of preparation of the deed.

     If the party of the first part commences construction on the Property of up to 150 units of senior housing prior to the exercise of the Option, or alternatively, if Reston Land

Corporation fails to exercise the Option prior to expiration of the option period, this Agreement shall cease as to the Property and shall become null and void and of no further force and effect.

     So long as this Option remains in effect, the party of the first part warrants and represents that it will not sell, transfer or otherwise dispose of the Property, without the prior written consent of Reston Land Corporation.

     WITNESS the following signature and seal.

                                       __________________________________

STATE OF VIRGINIA
COUNTY OF FAIRFAX, to-wit:

     I, the undersigned Notary Public in and for the County and State aforesaid, do hereby certify that _________________ whose name is signed to the above Option Agreement dated the ____ day of ______________ 199_, has this day acknowledged the same before me in my county and state aforesaid.

     GIVEN under my hand this ______ day of ___________________ 199.

                                       _________________________________
                                       Notary Public

My Commission Expires:________________

                                  EXHIBIT C-1

     THIS RELEASE is made as of _________________________, 199, by and between ____________________ the party of the first part, and RESTON LAND CORPORATION, a Delaware corporation;

                                    RECITALS:

     By Option Agreement, dated ____________________, by and between the party of the first part and Reston Land Corporation (the "Option"), the party of the first part granted to Reston Land Corporation the exclusive right and option to purchase all of that certain parcel of land situate, lying and being in Hunter Mill District, Fairfax County, Virginia, and or particularly described in Exhibit "A" attached hereto and made a part hereof (hereinafter called the "Property")

     NOW, THEREFORE, WITNESSETH THAT for and in consideration of the foregoing and the sum of Ten Dollars ($10.00) the receipt of which is hereby acknowledged, the Reston Land Corporation hereby releases, relinquishes and terminates all rights title and interest which it, as party to the Option, acquired in and to the Option and the Property described therein.

     This Release shall in all respects, be governed, construed, applied and enforced in accordance with the laws of the Commonwealth of Virginia.

     This Release shall be binding upon and inure to the benefit of the respective legal representatives. successors, assigns, heirs, and devisees of the parties.

     WITNESS the following signature and seal:

                                       ___________________________ (SEAL)
                                       RESTON LAND CORPORATION

STATE OF VIRGINIA
COUNTY OF FAIRFAX, to-wit:

     I, the undersigned Notary Public in and for the County and State aforesaid, do hereby certify that _________________ whose name is signed to the above Release dated the ____ day of _______________________ 199_, has this day acknowledged the same before me in my county and state aforesaid.

     GIVEN under my hand this ______ day of ____________________ 199 .

                                       _________________________________
                                       Notary Public

My Commission Expires:________________

                                    EXHIBIT D

                             Preservation Standards

                                   [Attached]

                        Projects Subject to DRB Approval

                Reston Standards: PRESERVATION OF NATURAL, AREAS

                   [Diagram of Natural Area to be Preserved]

1.   SCOPE:
     Field flags and fencing are intended to provide protection to trees and shrubs within natural areas. In this context, natural area means essentially "untouched and undisturbed" (i.e., no grubbing may occur).

2. APPROVALS: To obtain the following approvals contact the DRE Secretary at Reston Association (435-6567) and Architecture & Design at Reston Land Corporation (RLC) (620-4780).

     a. Field Flags shall be in place prior to the use of clearing equipment. Location shall be field checked by the Design Review Board (DRB) and Reston Land Corporation (RLC) prior to equipment operation.

     b. Fencing shall be in place prior to the use of grading equipment. Location shall be field checked by RLC prior to equipment operation.

     c. Removal of any living vegetation within natural areas must be specifically approved by DRE.

     d. All easements to be placed in natural areas or special changes to approved site plans shall require approval by DRB and RLC.

3. GENERAL REQUIREMENTS: Fencing required shall be 4' to 6' high snow fencing or chain link fencing, at the discretion of RLC & DRB.

     a.   Fencing shall not be nailed to any tree or shrub.

     b. Fencing shall be maintained in a vertical position at all times, and shall not be removed until all heavy equipment is removed from the site and final grading has commenced.

     c.   No materials or supplies shall be stored within preservation areas.

     d. Any roots from trees to be saved that protrude from a cut in grade surrounding a save area, must be cut cleanly to grade and, if over 1" diameter, painted with asphalt base paint (Treekote) to hold moisture.

     e. Trees and shrubs located within natural areas that have specifically been approved for removal shall be cut horizontal as close as possible to grade. The root system shall remain intact. The size of the natural area will determine whether such cut materials should remain for natural decay or be completely

                                   EXHIBIT E

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT made and entered into as of the 6th day of September 1996 by and among RESTON LAND CORPORATION, a Delaware corporation authorized to conduct business in the Commonwealth of Virginia ("Seller"), CAREMATRIX OF MASSACHUSETTS, INC., a Delaware corporation authorized to conduct business in the Commonwealth of Virginia ("Purchaser"), and _____________________ ("Title Company")

                              STATEMENT OF PURPOSE

     Seller and Purchaser have entered into an Agreement of Sale dated _________________, 1996 ("Purchase Agreement"), for the sale and purchase of that certain parcel of ground situate, lying and being in Hunter Mill District, Fairfax County, Virginia, containing a total of approximately five (5) acres, and being a portion of Section 95, Block 1, Reston (a portion of Fairfax County Tax Map No. 17-3-1-5), as more particularly described in the Purchase Agreement (the "Property"). Purchaser and Seller desire to have the Title Company hold the Initial Deposit, the Additional Deposit and the Final Deposit, as required under the Purchase Agreement, in escrow pursuant to the terms of this Agreement .

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     25. Appointment. Purchaser and Seller hereby appoint Title Company as Escrow Agent hereunder.

     26. Earnest Money Deposit. Purchaser has delivered and deposited with the Title Company to serve as "Escrow Agent", (i) the amount of $50,000.00 representing the Initial Deposit, (ii) the amount of $50,000.00 representing the Additional Deposit, and (iii) the amount of $50,000.00 representing the Final Deposit, as required by the Purchase Agreement. The Title Company agrees to immediately deposit said funds in an account at a federally insured depository institution, and to hold and disburse said funds, and any interest earned thereon (together the "Earnest Money") as hereinafter provided.

     27. Instructions. Upon written notification from Purchaser and Seller that the sale contemplated is to be consummated, Title Company shall deliver the Earnest Money at Closing by wire transfer to Seller to be applied to the purchase price for the benefit of Purchaser, unless otherwise instructed by the parties hereto. Upon written notification from both Purchaser and Seller that the contemplated sale shall not take place, Title Company

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

shall deliver the Earnest Money to Purchaser or to Seller, as directed, or as otherwise instructed by the parties hereto.

     28. Duties of Title Company/Exculpation. Purchaser and Seller agree that in performing any of its duties under this Agreement, Title Company shall not be liable for any loss, costs or damage which it may incur as a result of serving as Title Company hereunder, except for any loss, costs or damage arising out of its willful default or negligence. Accordingly, Title Company shall not incur any liability with respect to (a) any action taken or admitted to be taken in good faith upon advice of its counsel given with respect to any questions relating to its duties and responsibilities, or (b) to any action taken or admitted to be taken in reliance upon any document, including any written notice of instruction provided for in this Agreement, not only as to its due execution and validity and effectiveness of its provisions, but also to the truth and accuracy of any information contained therein, which Title Company shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Agreement.

     29. Indemnification. Purchaser and Seller hereby agree to indemnify and hold harmless Title Company against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon or incurred by Title Company in connection with its serving as Title Company hereunder, unless such losses, claims, damages, liabilities and expenses are the result of Title Company's willful default or negligence in performing its obligations hereunder.

     30. Disputes. In an event of dispute between any of the parties hereto, sufficient in the discretion of Title Company to justify its doing so, Title Company shall be entitled to tender unto the registry or custody of any court of competent jurisdiction all money or property held by it under the terms of this Agreement, together with such legal pleadings as it deems appropriate and thereupon be discharged.

     IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed and sealed as of the day and year first above written.

                                       SELLER:

                                       RESTON LAND CORPORATION, a Delaware
                                       corporation

                                       By: /s/ [Illegible]
                                          -------------------------------
                                       Name: /s/ [Illegible]
                                            -----------------------------
                                       Title: Vice President
                                             ----------------------------

                                       PURCHASER:

                                       CAREMATRIX OF MASSACHUSETTS, INC., a
                                       Delaware corporation

                                       By:______________________________
                                       Name: ___________________________
                                       Title: __________________________

                                       ESCROW AGENT:

                                       By:______________________________
                                       Name: ___________________________
                                       Title: __________________________

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